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										      Exhibit 11

 .                     				      Boston Technology, Inc.
     Statement of Weighted Shares used in Computation of Earnings Per Share
 .                         							 (in thousands)
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
 .                                  												  Three months ended July 31,     Six months ended July 31,

 .                               	 														      1997         1996               1997        1996
 .                                															     ------       ------             ------      -----
Common stock outstanding, beginning of  period       26,043       24,917             25,501      24,732

Weighted average common stock issued                    900           59              1,444         158

Weighted average common stock equivalents             6,798        8,019              6,749       7,912

Weighted average treasury shares acquired using
the treasury stock method                            (4,949)      (4,990)            (5,279)     (4,967)
 .                                															     -------      -------            -------     -------
Weighted average shares of common stock
outstanding                                          28,792       28,005             28,415      27,835
 .                                															     ======       ======             ======      ======
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